UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2024

THE CANNABIST COMPANY HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Fifth Ave., 24th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 634-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2024, The Cannabist Company Holdings Inc. (the “Company”) entered into an amendment (the “Amendment”) to the exchange agreement (the “Exchange Agreement”), dated January 22, 2024, with certain holders (the “Holders”) of the Company’s 6.0% senior secured convertible notes due June 2025 (the “Notes”), pursuant to which the parties agreed to extend the period in which the Holders may transfer an aggregate of $15 million principal amount of Notes in consideration of common shares of the Company to September 30, 2024. The parties also agreed to extend the term of the Exchange Agreement to October 31, 2024.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Amendment, and such description is qualified in its entirety by reference to the full text of the Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual general meeting of shareholders of the Company held virtually at 11:00 a.m. (Toronto time) on June 26, 2024 (the “Meeting”), the Company’s shareholders voted on the following proposals, which are described in detail in the Company’s definitive proxy statement and information circular filed with the United States Securities and Exchange Commission on June 4, 2024 (the “Circular”): (i) to elect nine (9) directors to serve on the Company’s board of directors until the next annual meeting of shareholders or until their successors are duly elected or appointed (“Proposal 1”), and (ii) to re-appoint Davidson & Company LLP as the auditor of the Company to hold office until the next annual meeting of shareholders and to authorize the directors of the Company to fix the auditor’s remuneration (“Proposal 2”).

Set forth below are the final voting results with respect to each of the proposals acted upon at the Meeting, including the number of votes cast for and against (or withheld), and the number of abstentions and broker non-votes with respect to each such proposal.

Proposal 1: Election of Directors

At the Meeting, each of the following nine (9) nominees were elected to serve on the Company’s board of directors until the next annual meeting of shareholders or until their successors are duly elected or appointed, by a vote held by ballot in respect of each nominee as follows:

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTES
David Hart	109,330,401	5,439,846	68,205,308
Michael Abbott	91,126,342	23,643,905	68,205,308
Frank Savage	97,100,499	17,669,748	68,205,308
James A.C. Kennedy	106,518,131	8,252,116	68,205,308
Jonathan P. May	106,509,789	8,260,458	68,205,308
Jeff Clarke	106,514,168	8,256,079	68,205,308
Alison Worthington	106,509,294	8,260,953	68,205,308
Julie Hill	105,246,123	9,524,124	68,205,308
Rosemary Mazanet	98,544,023	16,226,224	68,205,308

Proposal 2: Re-appointment of Auditor

At the Meeting, the shareholders voted to re-appoint Davidson & Company LLP as the auditor of the Company to hold office until the next annual meeting of shareholders and to authorize the directors of the Company to fix the auditor’s remuneration, by a vote held by ballot as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
178,656,234	4,050,914	268,407	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: July 2, 2024